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                                                                     EXHIBIT 3.1

                                                          Filed in the Office of
                                                           Secretary of State of
                                                       West Virginia, this date:


                            ARTICLES OF INCORPORATION

                                       OF

                              ALLIANCE CORPORATION

The undersigned, acting to incorporate a corporation under Section 27, Article 1, Chapter 31, of the Code of West Virginia, adopt the following Articles of Incorporation for such corporation:

         I. The undersigned agree to become a corporation by the name of ALLIANCE CORPORATION.

         II. The address of the principal office of said corporation will be 419 Brooks Street, in the City of Charleston, in the county of Kanawha, State of West Virginia, ZIP 25301.

         III. The purpose for which this corporation is formed as follows:

         To practice the profession of medicine through physician and surgeons licensed to practice in the State of West Virginia.

         In general, to carry on any business not contrary to the laws of the State of West Virginia, and to have and exercise all the powers, rights and privileges conferred by the laws of West Virginia upon corporations formed under such laws, and to do any and all of the things hereinabove set forth to the same extent as natural persons might or could do.

         IV. Provisions granting pre-emptive rights are: None.

         V. Provisions for the regulation of the internal affairs of the corporation are: In accordance with the corporation's Bylaws to be adopted.

         VI. The amount of the total authorized capital stock of said corporation shall be One Thousand Dollars ($l,000.00), which shall be divided into one thousand shares (1,000) of the par value of One Dollar ($1.00) each. Only physicians and surgeons licensed to practice medicine in the State of West Virginia may acquire or own stock in this corporation.

         VII. The full name and address of the incorporation is:

                  Jack D. Tolliver
                  419 Brooks Street
                  Charleston, WV 25301
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         VIII. The existence of this corporation is to be perpetual.

         IX. The name and address of the appointed person to whom notice or process may be sent is:

                  Jack D. Tolliver
                  419 Brooks Street
                  Charleston, WV 25301

         X. The names and addresses of the directors constituting the initial board of directors of the corporation are:

                  Jack D. Tolliver                   David E. Seidler
                  419 Brooks Street                  419 Brooks Street
                  Charleston, WV 25301               Charleston, WV 25301


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         THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of West Virginia, does make and file this Articles of Incorporation, and does accordingly hereunto set his hand and seal this 23rd day of December, 1994.

                                                  Jack D. Tolliver (SEAL)



STATE OF WEST VIRGINIA,
COUNTY OF KANAWHA, to-wit:

         I, /s/ Patty L. Keim, a Notary Public in and for the County and State aforesaid, hereby certify that JACK D. TOLLIVER, whose name is signed to the foregoing Articles of Incorporation, bearing date the 23 day of December, 1994, this day personally appeared before me in my said County and acknowledged his signature to be the same.

         Given under my hand and official seal this 23 day of December, 1994.

         My commission expires June 28, 1999

                               /s/       Patty L. Keim
                               _____________________________
                                         Notary Public


(NOTARIAL SEAL)

Articles of Incorporation Prepared By:
James M. Sturgeon, Jr.
PAULEY, CURRY, STURGEON & VANDERFORD
P. 0. Box 2786
Charleston, WV 25330


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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              ALLIANCE CORPORATION

         Pursuant to the provisions of Section 31, Article 1, Chapter 31 of the Code of West Virginia, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the corporation is: Alliance Corporation.

         SECOND: The following Amendments of the Articles of Incorporation were adopted by the shareholders of the corporation on January 14, 1997, in the manner prescribed in Sections 107 and 147, Article 1, Chapter 31.

                  Article III of the Articles of Incorporation of Alliance Corporation is hereby stricken and the following language substituted in its place and stead:

                           III. The purpose for which corporation is formed is
                  as follows: To provide medical management services and to carry on any business not contrary to the laws of the State of West Virginia and to have and exercise all powers, rights and privileges conferred by the laws of West Virginia upon corporations formed under such laws and to do any and all the things hereinabove set forth to the same extent as natural persons might or could do.

                  Article VI of the Articles of Incorporation of Alliance Corporation is hereby stricken and the following language substituted in its place and stead:

                           The amount of the total authorized capital stock of
                  said corporation shall be One Thousand Dollars ($1,000.00), which shall be divided into one thousand shares (1,000) of the par value of One Dollar ($1.00) each.

         THIRD: The number of shares of the corporation outstanding at the time of such adoption was 100; and the number of shares entitled to vote thereon was 100.

         FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

                           Class          Number of Shares
                           -----          ----------------
                           Common               100

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         FIFTH: The number of shares voted for such amendment was 100; and the number of shares voted against such amendment was none.

         SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

                           Class          Number of Shares Voted
                           -----          ----------------------
                                          For            Against
                                          ---            -------
                           Common         100               0

         SEVENTH: The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected is as follows: None.

         EIGHTH: The manner in which such amendment affects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: None.

Dated:  January 14, 1997


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                                Alliance Corporation ___________________________

                                                By:    /s/ Jack D. Tolliver
                                                       _________________________
                                                          Its: President

                                                And    /s/ David E. Seidle
                                                       _________________________
                                                          Its: Secretary


STATE OF WEST VIRGINIA
COUNTY OF KANAWRA, to-wit:

         I, /s/ Patty L. Keim, a Notary Public, do hereby certify that on this 14th day of January, 1997, personally appeared before me JACK D. TOLLIVER who, being by me first duly sworn, declared that he is the President of ALLIANCE CORPORATION, that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

         Given under my hand this 14th day of January 1997.

         My commission expires January 28, 1999.

                               /s/  Patty L. Keim
                               ________________________
                                    Notary Public

(NOTARIAL SEAL)

THIS DOCUMENT PREPARED BY:
James M. Sturgeon, Jr.
PAULEY, CURRY, STURGEON & VANDERFORD
P. O. Box 2786
Charleston, WV 25330
Tel: (304) 342-6000


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